EXHIBIT 99.1

June 15, 2023

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Kathryn M. Austin, President and CEO at 802-334-7915

Trading Symbol:  CMTV

(Traded on the OTCQX)

Community Bancorp. the parent company of Community National Bank, has declared a dividend of $0.23 per share payable August 1, 2023 to shareholders of record as of July 15, 2023.

Community National Bank is an independent bank that has been serving its communities since 1851, with offices in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.